UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008
VISTACARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50118	06-1521534

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 North Scottsdale Road, Suite 5000, Scottsdale, Arizona		85251

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (480) 648-4545
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Change in Control of Registrant.
     As previously announced, on January 15, 1008, VistaCare, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Odyssey HealthCare Holding Company, a Delaware corporation (“Parent”), OHC Investment, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Parent, which is a wholly-owned subsidiary of Odyssey HealthCare, Inc, a Delaware corporation (“Odyssey”), pursuant to which Purchaser will merge with and into VistaCare (the “Merger”).
     Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to purchase all outstanding shares of class A common stock, par value $0.01 per share (including the associated Series A Junior Participating Preferred Stock purchase rights issued pursuant to the Rights Agreement, dated as of August 18, 2004, as amended on January 30, 2008, between the Company and Computershare Trust Company, N.A., formerly known as Equiserve Trust Company, N.A., the “Shares”), of the Company at $8.60 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated January 30, 2008 and in the related Letter of Transmittal. The Offer expired at 12:00 midnight, New York City time, on Wednesday, February 27, 2008, at which time, based in the information provided by Computershare Trust Company, N.A., the depository for the Offer, approximately 14,212,491 Shares were tendered and not withdrawn prior to the expiration of the Offer (including approximately 609,813 Shares subject to guaranteed delivery procedures), which represents approximately 84 percent of the Company’s outstanding Shares. On February 28, 2008, Purchaser accepted all validly tendered and not withdrawn Shares for payment.
     Purchaser also commenced a subsequent offering period for all remaining Shares. During the subsequent offering period, Shares that are tendered will be immediately accepted and promptly paid the same $8.60 per Share net to the seller in cash without interest paid during the initial offering period. The subsequent offering period will expire at 5:00 p.m., New York City time, on Tuesday, March 4, 2008.
     According to the Merger Agreement, effective upon acceptance for payment by Purchaser of a majority of the outstanding Shares pursuant to the Offer, Parent is entitled to designate directors to the Company’s Board of Directors (the “Board”) in such number as is proportionate to Parent’s Share ownership. Parent designated 9 representatives to serve on the Board, giving Parent a majority representation on the Board. Three of the Company’s current members of the Board, Jon M. Donnell, Jack A. Henry and Pete A. Klisares, will remain on the Board until Parent effects the Merger. Parent intends to effect the Merger as soon as practicable after the expiration of the subsequent offering period. In connection with the Merger, all outstanding Shares not purchased in the Offer (other than Shares owned by (i) the Company, Parent, Purchaser or any of their subsidiaries and (ii) stockholders, if any, who properly exercise their appraisal rights under Delaware law) will be converted into the right to receive $8.60 per Share in cash, without interest thereon, less any required withholding taxes.
     The aggregate consideration paid or to be paid by Parent and Purchaser in the Offer and the Merger is approximately $145 million. According to the Offer to Purchase, Parent will provide Purchaser with sufficient funds to purchase all Shares validly tendered in the Offer and not withdrawn and will provide funding for the Merger.
     The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on January 15, 2008.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(a) Resignation of Directors
     Pursuant to the Merger Agreement, effective upon acceptance for payment by Purchaser of a majority of the outstanding Shares pursuant to the Offer, Parent is entitled to designate directors to the Board in such number as is proportionate to Parent’s Share ownership. Following acceptance of the Shares validly tendered and not withdrawn (including Shares tendered by notice of guaranteed delivery) on February 28, 2008, Parent and its affiliates owned approximately 84 percent of the outstanding Shares.
     In accordance with the Merger Agreement, on March 2, 2008, James C. Crews, Geneva B. Johnson, Brian S. Tyler, Perry G. Fine, M.D. and Richard R. Slager resigned as directors of the Board and the Board appointed Richard R. Burnham, James E. Buncher, John K. Carlyle, David W. Cross, Paul J. Feldstein, Robert A. Lefton, Robert A. Ortenzio, Shawn S. Schabel, and David L. Steffy as directors of the Board effective as of March 2, 2008. Information about the 9 directors designated for appointment by Parent has been previously disclosed in the Information Statement, which was filed by the Company with the Securities and Exchange Commission on February 21, 2008 and is incorporated herein by reference.
     Each resigning director is resigning pursuant to the Merger Agreement, and none of the directors of the Company is resigning from the Board because of any disagreements relating to the Company’s operations, policies or practices.
(b) Termination of Officers
     On February 29, 2008, Parent, as the 84 percent shareholder of the Company, instructed the Company to deliver notices of termination to the following executive officers of the Company, thereby terminating each officer’s employment effective February 29, 2008: Richard R. Slager, President and Chief Executive Officer; Henry Hirvela, Chief Financial Officer; Stephen Lewis, Senior Vice President and General Counsel; James T. Robinson, Chief Marketing Officer; Roseanne Berry, MS, R.N., Chief Compliance Officer; and John C. Crisci, Chief People Officer.
     On February 29, 2008, Parent also instructed the Company to appoint the following executive officers of the Company to the following positions: Robert A. Lefton, President and CEO, R. Dirk Allison, SVP and CFO, Craig P. Goguen, SVP and COO, W. Bradley Bickham, SVP, Secretary and General Counsel, Brenda A. Belger, SVP- Human Resources, Kathleen A.

Ventre, SVP- Clinical and Regulatory Affairs, and Frank W. Anastasio, SVP- Sales and Marketing. Set forth below is information regarding each of the new executive officers.
     Robert A. Lefton has served as President, Chief Executive Officer and a director of Odyssey since October 2005. Prior to joining Odyssey, Mr. Lefton served as Vice President of Select Medical Corporation, a leading operator of specialty hospitals and outpatient rehabilitation clinics in the United States, from January 2005 until October 2005. Mr. Lefton co-founded and served as President and Chief Executive Officer of SemperCare, Inc., an operator of long-term acute care hospitals, from March 1999 until its purchase by Select Medical Corporation in January 2005. Prior to the formation of SemperCare, from November 1991 to March 1999, Mr. Lefton held several executive positions, including President and Chief Operating Officer, with Horizon Health Corporation, a contract manager of clinical services for acute care hospitals and employers and an owner of behavioral healthcare facilities. He currently serves on the board of Accuro Healthcare Solutions, Inc.
     R. Dirk Allison joined Odyssey in October 2006 as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. From July 2006 until October 2006, Mr. Allison served as Executive Vice President and Chief Financial Officer of Omniflight, Inc., an operator of aviation support services to the healthcare industry. Mr. Allison served as Executive Vice President and Chief Financial Officer of Ardent Health Services LLC, an operator of acute care and behavioral care hospitals, from December 2003 until June 2006. From October 1999 until November 2003, Mr. Allison served as Executive Vice President, Chief Financial Officer and Treasurer of Renal Care Group, Inc., an operator of dialysis centers.
     Craig P. Goguen joined Odyssey as Senior Vice President and Chief Operating Officer in August 2007. Mr. Goguen served as a Division Vice President of DaVita Inc., a national provider of renal dialysis services, from 2000 to August of 2007. Prior to serving as a Division Vice President, Mr. Goguen served as a Director of Operation and Business Development for DaVita from 1997 to 2000.
     W. Bradley Bickham joined Odyssey as Vice President and General Counsel in June 2003 and was appointed Secretary in January 2004. Mr. Bickham was promoted to Senior Vice President on February 28, 2007. Mr. Bickham was an attorney with the law firm of Vinson & Elkins L.L.P. from June 1998 until May 2003. From August 1997 until May 1998, Mr. Bickham was an attorney with the law firm of Hughes & Luce, LLP. Mr. Bickham was an attorney with the law firm of Cook, Yancey, King & Galloway, APLC from August 1994 until July 1997.
     Brenda A. Belger joined Odyssey as Vice President – Human Resources in April 1997 and was promoted to Senior Vice President, Human Resources in December 2001. Ms. Belger served as Director of Human Resources for Morven Partners, L.P., a manufacturer of food products, from July 1994 to April 1997.
     Kathleen A. Ventre joined Odyssey as Regional Clinical Director in May 1998 and was promoted to Vice President, Clinical and Regulatory Affairs in December 1999 and to Senior Vice President, Clinical and Regulatory Affairs in December 2001. From January 1994 to March 1998, Ms. Ventre served as a Patient Care Manager and Director of Patient Care Services with Vitas Healthcare, Inc., a provider of hospice services.

     Frank W. Anastasio joined Odyssey in April of 2006 as the Northeast Regional Vice President. In May 2005 through March 2006, he was an independent consultant focused primarily on sales training and census remediation for long term care facilities. He worked at Health Essentials/Patrion, managed a geriatric practice group comprised of more than 30 physicians and 300 nurse practitioners, serving as Sr. VP of Operations in December 2000 until July of 2002 then as Executive VP & COO from August 2002 thru May 2005. He worked for Vencor/Kindred from August 1988 until November 1999, serving as the National Director of Operations from (1988-1990), National Director of Patient Referrals (1990-1992), RVP of Operations (1992-1995), Group VP of Ancillary Services (1996-1998), President of Ancillary Services Division (1998-1999).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 4, 2008

VistaCare, Inc.
By:	/s/ R. Dirk Allison
Name:	R. Dirk Allison
Title:	Senior Vice President and Chief Financial Officer